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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-14145, 333-39309, 333-88475, 333-53632 and 333-99959) and on Form S-3 (Nos. 333-52522 and
333-65720) of Toreador Resources Corporation of our estimates of reserves, included in this Amendment No. 1 to the Annual Report on Form 10-K/A, and to all references to our firm included in this Amendment No. 1 to the Annual Report.


/s/ EDWARD P. TRAVIS
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LaRoche Petroleum Consultants, Ltd.


Dallas, Texas
April 30, 2003